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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report November 17, 2005

RECOV Energy, Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24189	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3163 Kennedy Boulevard Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

Interactive Multimedia Network, Inc.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Change in Directors or Principal Officers

Item 5.02:

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On November 17, 2005, Leslie James Porter, 41, joined the company, becoming its Chief Financial Officer and a member of its Board of Directors. Since July 2005 Mr. Porter has also served as CFO and Director of Tangerine Gold Inc., a junior mining exploration company. From January to July 2005 Mr. Porter was CFO of Mediterranean Minerals Ltd. and its predecessor Manhattan Minerals Inc., a junior mining exploration company. In 2003 and 2004 Mr. Porter was CFO and Director of Firestone Ventures, Inc., a junior mining exploration company. Since 2004 Mr. Porter has served as CFO and Director of SHEC Labs Solar Hydrogen Energy Corporation, a technology company. He has also served on that company’s Steering Committee since 2003 and served as financial advisor to the company from 2001 to 2004. Since 2001 Mr. Porter has been President of LJV Capital Corp., an entity which provides financial and business consulting services to early stage companies. From 1999 to 2001 Mr. Porter was CFO and Director of Global Media Corp., an internet media streaming company.

Mr. Porter received his Bachelor of Commerce degree in Finance from the University of British Columbia in Vancouver, B.C. in 1987. He received his Chartered Accountant designation from the Institute of Chartered Accountants of British Columbia in 1990, his Chartered Financial Analyst designation from the Institute of Chartered Financial Analysts in 1994 and his Certified Public Accountant designation (State of Illinois) from the University of Illinois in 1999.

Mr. Porter received his Chartered Accountant and Chartered Financial Analyst designations while employed with the major public accounting firm, Arthur Andersen & Co., where he achieved the position of Senior Manager, Taxation and served large corporations including subsidiaries and divisions of global mining companies BHP and Newmont.

Item 9.01  Financial Statements and Exhibits.

c) Exhibits:

99

Press release dated November 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 17, 2005.

RECOV Energy, Corp.

/s/ Richard Verdiramo

_______________________________

Richard Verdiramo

President